SAMPLE

CORPORATE GUARANTEE AGREEMENT

dated December 21, 2007

between

FORTIS BANK POLSKA S.A.

FORTIS BANK S.A./NV, AUSTRIAN BRANCH

BANK POLSKA KASA OPIEKI S.A.

as Lenders

and

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

as Guarantor

THIS AGREEMENT FOR CORPORATE GUARANTEE (the “Agreement”) is dated December 21, 2007 and made between:

(7)	CENTRAL EUROPEAN DISTRIBUTION CORPORATION, company organized and existing under the laws of the State of Delaware of the United States, duly represented by: William V. Carey (the “Guarantor”),

(8)	FORTIS BANK POLSKA S.A., a bank organized and existing under the laws of the Republic of Poland, with its seat in Warsaw at ul. Suwak 3, entered into the register of business entities of the National Court Register under the KRS number 0000006421, duly represented by: Robert Chudzik and Marta Łoza (“Fortis Bank Polska”),

(9)	FORTIS BANK S.A./NV, AUSTRIAN BRANCH, a credit institution organized and existing under the laws of Belgium having its business address at Montagne du Parc 3, B-1000 Brussels, Belgium acting within the scope of business of its Austrian branch, Euro Plaza/D, Technologiestrasse 8, A-1120 Vienna, Austria, FN 263765 of the commercial court Vienna, DVR-Nr. 211 1743 duly represented by: Robert Chudzik and Marta Łoza (“Fortis Bank Austria”),

(4)	BANK POLSKA KASA OPIEKI S.A., with its registered seat in Warsaw, at Grzybowska 53/57, registered in the entrepreneurs register maintained by the National Court Register under number 0000014843, duly represented by: Dieter Lobnig and Agnieszka Wolska (“Bank PeKaO”),

(each a “Party” and jointly the “Parties”).

WHEREAS:

(h)	On December 21, 2007 Carey Agri International - Poland Sp. z o.o., with its seat in Warsaw at ul. Bokserska 66a, as the borrower (the “Borrower”) and the Lenders entered into the credit facility agreement (“Credit Facility Agreement”);

(i)	On the terms of the Credit Facility Agreement, the Lenders have undertaken to make available to the Borrower a credit facility in the maximum amount of PLN 300,000,000;

(j)	The execution of this Agreement is required as security for all claims of the Lenders towards the Borrower under the Credit Facility Agreement;

(k)	The Guarantor has agreed to guarantee in favor of each of the Lender for all payment obligations of the Borrower under the Credit Facility Agreement;

(l)	The terms and conditions of the Credit Facility Agreement are known to the Guarantor.

IT IS AGREED as follows:

1.	GUARANTEE

The Guarantor hereby unconditionally and irrevocably undertakes, within the meaning of Article 876 § 1 of the Polish Civil Code (poręczenie), to pay to each of the Lenders, upon presentation of the first written demand (the “Guarantee Payment Request”) any and all amounts due from the Borrower under the Credit Facility Agreement, provided that:

(i)	the obligations of the Guarantor under this guarantee to pay any amounts payable under the Credit Facility Agreement to Fortis Bank Polska shall be up to the amount of PLN 120,000,000 (one hundred twenty million Polish Zlotys) (“FBP Guarantee”);

(ii)	the obligations of the Guarantor under this guarantee to pay any amounts payable under the Credit Facility Agreement to Bank PeKaO shall be up to the amount of PLN 105,000,000 (one hundred five million Polish Zlotys) (“PeKaO Guarantee”);

(iii)	the obligations of the Guarantor under this guarantee to pay any amounts payable under the Credit Facility Agreement to Fortis Bank Austria shall be up to the amount of PLN 225,000,000 (two hundred twenty five million Polish Zlotys) (“FBA Guarantee” and together with FBA Guarantee and PeKao Guarantee - “Guarantees”).

As the result of issuance of the Guarantees, the Guarantor becomes jointly and severally liable together with the Borrower for all the claims of the relevant Lender towards the Borrower under the Credit Facility Agreement.

The relevant Guarantee Payment Request may only be delivered to the Guarantor if the Borrower fails to pay any amounts due under the Credit Facility Agreement.

The relevant Lender shall notify the Guarantor of any delay in due payment by the Borrower of any amounts payable under the Credit Facility Agreement by delivering a written notice (“Non-Payment Notice”).

The Guarantee Payment Request shall be executed substantially in the form and substance as set forth in Schedule no. 1 to this Agreement.

2.	PAYMENTS UNDER THE GUARANTEE

Subject to item (b) below, the Guarantor shall make a payment to respective Lender under the Guarantee in the same manner in all respects as if this payment was done by the Borrower pursuant to the Credit Facility Agreement.

The Guarantor shall make a payment on behalf of the respective Lender only upon delivery of the Guarantee Payment Request:

(i)	within 2 (two) Business Days following the receipt of the Guarantee Payment Request from the relevant Lender;

(ii)	in the amount and in the currency specified in the Guarantee Payment Request; and

(iii)	to the bank account specified for this purpose in the Guarantee Payment Request.

Subject to mandatory provisions of Polish law, the payments under the Guarantees may be made in the currency other than PLN. In such a case, the amount of the payment under the Guarantee shall be converted into other currency on the basis of the exchange rate published by the National Bank of Poland as of the day on which such a payment is made. Any costs connected with such conversion shall be borne by the Guarantor.

All payments made by the Guarantor to the relevant Lender under this Agreement shall release the Guarantor from responsibility towards such Lender to the extent of the amount of the payment made.

3.	EXPIRATION

The Guarantee may be revoked by the Guarantor after March 31, 2012 unless by this date the Borrower incurred any payment obligations under the Credit Facility Agreement which are secured by the Guarantees.

The Guarantee shall expire and be released: (i) on the date on which all claims of the Lenders towards the Borrower under the Credit Facility Agreement have been unconditionally and irrevocably paid and discharged in full or (ii) on March 31, 2014, whichever occurs earlier.

4.	REPRESENTATIONS AND WARRANTIES

Being fully aware of the fact that the Lenders are relying on the representations and warranties set forth below, the Guarantor hereby represents and warrants to the Lenders that:

(i)	it is a company duly incorporated and existing under the laws of the State of Delaware of the United States;

(ii)	it has all necessary power, has taken all necessary corporate action, has obtained all necessary consents and has taken all action necessary or required by the laws and regulations of Poland and the State of Delaware of the United States to enable it to duly execute this Agreement and to duly perform and/or comply with its obligations arising under this Agreement;

(iii)	its execution and performance of this Agreement will not violate its statutes, by-laws or other corporate rules, any provisions of law, regulations or any judgment, order or decree of any court, arbitrator or governmental authority or any agreement of any nature binding upon it;

(iv)	the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable;

(v)	no claims, suits, proceedings, arbitration or investigations have been started or (to the best of its knowledge) threatened against it which could adversely affect its ability to perform its obligations under this Agreement;

(vi)	this Agreement creates the security interest it purports to create under the Polish law in favour of the Lenders from the date of this Agreement.

The above representations and warranties are made on the date of this Agreement, and will be deemed to be repeated on each date that any representation is made or deemed repeated pursuant to the Credit Facility Agreement.

5.	FURTHER ASSURANCES

The Guarantor shall at its own cost execute any further or additional documents and take whatever action the Lenders may require for perfecting or protecting the security constituted or evidenced or purported to be constituted or evidenced by this Agreement, or facilitating the exercise of any right or power exercisable by the Lenders in accordance with this Agreement and shall not do, or consent to, anything which could be expected to prejudice the validity or enforceability of this Agreement.

6.	INDEMNIFICATION

The Guarantor agrees to indemnify each Lender as well as any of its attorneys, agents, directors, management or supervisory board members or employees (the “Indemnifiable Persons”) against and release and protect each Indemnifiable Person from any loss, claim, liability, expense, damages (including fees and disbursements of legal counsel), taxes and stamp duty which may arise from the Guarantor’s failure to perform under this Agreement in accordance with its terms, provided that the liability of the Guarantor under this clause shall arise only with respect to such events and circumstances for which the Guarantor is responsible.

7.	EXCLUSION OF SUBROGATION

To the extent permitted by law, the Guarantor undertakes not to perform any right of subrogation that might arise if the Lender enforces its security under this Agreement, until full satisfaction of all the claims of the Lenders toward the Borrower under the Credit Facility Agreement.

The Guarantor shall immediately pay or transfer to the relevant Lender any payment or distribution it receives by virtue of any subrogation.

8.	SCOPE OF SECURITY

Subject to Clause 3 (Expiration), the security interests created hereunder is a continuing security and extends to the ultimate balance of the claims of the Lenders toward the Borrower under the Credit Facility Agreement and remains in force notwithstanding any intermediate payment or increase or amendment of the those or an effective transfer by the Borrower of any of its rights and claims under the Credit Facility Agreement to any third party.

9.	INFORMATION

The Guarantor shall promptly furnish the Lenders with all information requested in writing by the Lenders and shall promptly give notice in writing to the Lenders of any event which may have a material adverse effect on the legality, validity, exercise or enforceability of the security interest created hereunder.

10.	COSTS

Each Party shall pay its own costs and fees, taxes, translation and (if any) legalisation costs incurred in connection with negotiation, preparation and execution of this Agreement unless otherwise provided for in this Agreement.

The Guarantor shall pay all costs incurred by the relevant Lender in exercising its rights under this Agreement including, but not limited to, the cost of legal advisers to the Lenders and the costs of legal proceedings.

In case that after the date of this Agreement, as a result of enactment of laws, there shall be an obligation of tax withholding or a fee payment, causing decrease of the amount payable or paid by the Guarantor to, or received by the Lenders hereunder, the Guarantor shall pay the required payment in such amount that the Lenders would have received, if there had been no tax accrual or if there had been no withholding.

11.	NOTICES

Any communication made under this Agreement shall be made in writing and by fax or letter.

Any communication or document to be made or delivered pursuant to this Agreement shall be sent or delivered to the relevant Party at the address or fax number specified below, unless such Party specifies another address by giving 5 (five) Business Days’ prior written notice. Any such communication or document shall be deemed to have been made or delivered (i) if sent by fax, when transmission has been completed and appropriate successful transmission report has been produced, or (ii) if sent by letter, when left at the relevant address or, as the case may be, 10 (ten) days after posting (postage prepaid) in an envelope addressed to the relevant Party at such address.

Any communication or document made or delivered under this Agreement shall be in English.

To the Guarantor:

CENTRAL EUROPEAN DISTRIBUTION CORPORATION.

Address: ul. Bobrowiecka 6, 00-728 Warsaw, Poland

Tel: +48 22 45 66 000

Fax: +48 22 45 66 001

Attention: the Management Board

To the Lenders:

FORTIS BANK POLSKA S.A.

Address: ul. Suwak 3, Warszawa

Tel: +48 22 5669060

Fax: +48 22 5669079

Attention: Mr. Robert Chudzik, Ms. Izabela Bogumił, Ms. Marta łoza

FORTIS BANK S.A./NV AUSTRIAN BRANCH

Address:

Technologiestrasse 8, 1120 Wien, Austria

Tel: +43 1 81104 38183

Fax: +43 1 81104 38168

E-mail: angelika.gottweis@fortis.com; andrea.wallner@fortis.com

Attention: Ms. Angelika Gottweis, Ms. Michaela Wallner

BANK POLSKA KASA OPIEKI S.A.

Address:

ul. Towarowa 25 A, 00-958 Warsaw, Poland

Tel: +48 22 531 95 60

Fax: +48 22 531 95 36

E-mail: agnieszka.wolska2@pekao.com.pl/

Attention: Ms. Agnieszka Wolska, Mr. Dieter Lobnig

12.	AMENDMENTS

Any amendment to this Agreement shall be null and void unless made in writing and signed by all Parties.

13.	LANGUAGE

This Agreement is executed in four copies in the English language, one copy for each Party.

14.	ASSIGNMENT

The Guarantor undertakes not to assign or transfer any of its rights, benefits and obligations under this Agreement without written unanimous consent of all of the Lenders.

15.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with Polish law.

16.	DISPUTE RESOLUTION

The Parties to this Agreement irrevocably agree that any disputes which may arise in connection with this Agreement or which are related to its violation, termination or nullity will be finally settled by courts of Poland competent for the registered office of the Fortis Bank Polska.

The Guarantor hereby irrevocably designates, appoints and empowers Carey Agri International-Poland sp. z o.o. at its registered office (being, on the date hereof, at ul. Bokserska 66a, 02-690 Warsaw, Poland) to act as its authorised agent to receive service of process and any other legal summons in Poland for purposes of any legal action or proceeding brought by the Lenders in respect of this Agreement. The Guarantor hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. The Guarantor covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in Poland for purposes of any legal action or proceeding brought by any of the Lenders in respect of this Agreement as well as any other Financing Agreement and shall keep the Lenders advised of the identity and location of such agent.

17.	INTERPRETATION

Unless otherwise defined in this Agreement, a term defined in the Facility Agreement has the same meaning when used in this Agreement.

SCHEDULE NO. 1

FORM OF THE GUARANTEE PAYMENT REQUEST

From: [name of the relevant lender].

To: CENTRAL EUROPEAN DISTRIBUTION CORPORATION.

[date] [place]

Dear Sirs,

Re:	Agreement for Corporate Guarantee dated December 21, 2007 (the “Agreement”)

1.	We refer to the Agreement and to the Non-Payment Notice we delivered to you on [•]. This is a Guarantee Payment Request. Terms defined in the Agreement have the same meaning in this Guarantee Payment Request unless given a different meaning in this Guarantee Payment Request.

2.	We require you to make a payment under the [FBP Guarantee/BPH Guarantee/FBA Guarantee] (the “Guaranteed Payment”) on the following terms:

11. Guaranteed Payment date:	[•] (or, if that is not a Business Day, the next Business Day)

12. Guaranteed Payment amount:	[•]

13. Currency:	[•]

14.	3. We confirm that the entire amount requested in this Guarantee Payment Request aggregated with the amounts so requested under Guaranteed Payments being already made by you under the Agreement is within the amount for which [FBP Guarantee/BPH Guarantee/FBA Guarantee] has been issued.

15.	4. The Guaranteed Payment should be credited to our bank account no. [•] maintained with [•].

17.	Yours faithfully,

19.	authorized signatory for

20.	[name of the relevant Lender]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised representatives on the day as first written above.

Central European Distribution Corporation

Signature:
Name:	[_]
Title:	[_]

Fortis Bank Polska S.A.

Signature:		Signature:
Name:	[_]	Name:	[_]
Title:	[_]	Title:	[_]

Fortis Bank S.A./NV, Austrian Branch

Signature:		Signature:
Name:	[_]	Name:	[_]
Title:	[_]	Title:	[_]

Bank Polska Kasa Opieki S.A.

Signature:		Signature:
Name:	[_]	Name:	[_]
Title:	[_]	Title:	[_]

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